EXHIBIT 5.1

DAVIDOFF HUTCHER & CITRON LLP

605 Third Avenue

New York, New York 10158

(212) 557-7200

November 30, 2022

Cosmos Holdings Inc.

141 West Jackson Boulevard, Suite 4236

Chicago, IL 60604

Re:	Registration Statement on Form S-1 (No. 333-267550)

Ladies and Gentlemen:

We have acted as counsel for Cosmos Holdings Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the sale of up to $50,000,000 shares of its securities (the “Securities”). The Securities will be offered and sold by the Company from time to time under this registration statement pursuant to Rule 415 under the Securities Act in connection with the prospectus forming a part of a Registration Statement on Form S-3 under the Securities Act (No. 333-267550), originally filed with the Securities and Exchange Commission on September 21, 2022 by the Company (such registration statement as amended and supplemented), the “Registration Statement” and the prospectus contained therein (the “Prospectus”).

The Securities will consist of the following:

(a) shares of Common Stock of the Company, par value US$0.001 each (the Common Stock);

(b) preferred shares of the Company, par value US$.001 each (the Preferred Stock);

(c) warrants to purchase Common Stock or Preferred Stock or any combination thereof (the Warrants) issuable pursuant to the terms of a warrant agreement to be entered into between the Company and a warrant agent for such Warrants thereunder, if any (the Warrant Document);

(d) subscription rights to purchase Common Stock or Preferred Stock (the Rights) to be issued under a rights agreement, purchase agreement or similar agreement to be entered into between the Company and one or more rights agent, if any (the Subscription Rights Document); and/or

(e) units comprising some or all of the Securities, in any combination, including Common Stock, Preferred Stock and/or Warrants (the Units) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Document).

The Warrant Document, Subscription Rights Document and Unit Document are referred to herein collectively as Governing Documents.

Unless a contrary intention appears, all capitalized terms used in this opinion have the respective meanings set forth in the Governing Documents.

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto will have become effective, and the Common Stock will be sold in the manner described in the Registration Statement and the Prospectus relating thereto.

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In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also reviewed such questions of law as we have deemed necessary or appropriate.

As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(i) the Common Stock to be issued by the Company has been duly authorized for issuance and, when issued and paid for, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(ii) the Preferred Stock to be issued by the Company has been duly authorized for issuance and, when issued and fully paid for, will be validly issued, fully paid and non‑assessable shares of Preferred Stock of the Company;

(iii) with respect to the Warrants to be issued, when:

(a) the Board has taken all necessary corporate actions to authorize and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

(b) a Warrant Document relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(c) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Document relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment for the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

(iv) with respect to the Rights to be issued, when:

(a) the Board has taken all necessary actions to authorize and approve the creation and terms of the Rights and to approve the issuance thereof, the terms of the offering thereof and related matters;

(b) a Rights Document relating to the Rights shall have been duly authorized and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(c) the certificates representing the Rights shall have been duly executed, countersigned, registered and delivered in accordance with the Rights Document, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

(v) with respect to each issue of Units, when:

(a) the Board has taken all necessary corporate actions to authorize and approve the creation and terms of the Units and to approve the issuance of the Securities which are components thereof, the terms of the offering thereof and related matters;

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(b) a Unit Document relating to the Units shall have been duly authorized and validly executed and unconditionally delivered by the Company and the financial institution designed as unit agent thereunder.

(c) in respect of any Warrants which are components of the Units, a Warrant Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units; and

(d) the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Document relating to the Units, (B) the applicable Warrant Document relating to any Warrants which are components of the Units, and (C) the applicable Subscription Rights Document and any definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein.

The Units will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

The foregoing opinion is limited in all respect to the facts as they currently exist and the General Corporation Law of the State of Nevada (including the applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. We assume no obligations to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Davidoff Hutcher & Citron LLP
DAVIDOFF HUTCHER & CITRON LLP

EHL/taf

cc:	Cosmos Holdings Inc.

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